Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT

                       REGISTRANT: MEDITRUST CORPORATION
                            AS OF DECEMBER 31, 1998


                                             State of
Name                                         Incorporation
------------------------------------------   --------------
Meditrust Acquisition Corporation III        Delaware
Meditrust of Arkansas, Inc.                  Arkansas
Meditrust of Baton Rouge, Inc.               Louisiana
Meditrust of California, Inc.                Delaware
Meditrust Company LLC                        Delaware
Meditrust of Connecticut, Inc.               Delaware
Meditrust Finance Corporation                Delaware
Meditrust Financial Services Corporation     Delaware
Meditrust of Bedford, Inc.                   Delaware
Meditrust of Houston, Inc.                   Massachusetts
Meditrust of Kansas, Inc.                    Kansas
Meditrust of Louisiana, Inc.                 Louisiana
Meditrust Management Corp.                   Delaware
Meditrust Mortgage Investments, Inc.         Delaware
Meditrust of the U.K., Inc.                  Delaware
MT General, LLC                              Delaware
MT Limited I, LLC                            Delaware
New England Finance Corporation              Delaware
Paramount Management Services, Inc.          Delaware
Paramount Real Estate Services, Inc.         Delaware
Meditrust Golf Group, Inc.                   Delaware
Escondido Consulting, Inc.                   California
Foothills Holding Company, Inc.              Nevada
Bellows Golf Group, Inc.                     Arizona
OVLC Management Corporation                  California
Oceanside Golf Management Corp.              California